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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this amendment No. 1 to Registration Statement No. 333-140062 on Form S-1 of our report dated January 16, 2007, relating to the financial statements of Tyco Healthcare Ltd. as of September 29, 2006 and September 30, 2005, and for each of the three years in the period ended September 29, 2006, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP
Dallas, Texas
April 18, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM